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                                                                     EXHIBIT 2.3

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of August 5, 1998, among United Rentals, Inc., a Delaware corporation (the "Company"), United Rentals Holdings, Inc., a Delaware corporation ("URH") and a direct, wholly-owned subsidiary of the Company, and United Rentals Merger Co., Inc., a Delaware corporation ("Mergeco") and a direct, wholly-owned subsidiary of URH.

                                    RECITALS

            WHEREAS, as of the close of business on August 4, 1998, the authorized capital stock of the Company consisted of (i) 75,000,000 shares of common stock, par value $0.01 per share ("Company Common Stock"), of which 34,535,967 shares were issued and outstanding, 4,429,775 shares were reserved for issuance under the Company's 1997 Stock Option Plan, 6,519,058 shares were reserved for issuance in connection with the Company's outstanding warrants, 16,133 shares were reserved for issuance in connection with the Company's 7.0% convertible notes due October 2002, and no shares were held in treasury, and
(ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which none is outstanding.

            WHEREAS, as of the date hereof, the authorized capital stock of URH consists of (i) 75,000,000 shares of common stock, par value $0.01 per share ("URH Common Stock"), of which 1,000 shares are issued and outstanding and no shares are held in treasury, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which none is outstanding.

            WHEREAS, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the URH Common Stock are the same as those of the Company Common Stock.

            WHEREAS, the Certificate of Incorporation and the By-laws of URH immediately after the Effective Time (as hereinafter defined) will contain provisions identical to
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the Amended and Restated Certificate of Incorporation and By-laws of the Company immediately before the Effective Time (other than with respect to matters excepted by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")).

            WHEREAS, the directors of the Company immediately prior to the Merger (as hereinafter defined) will be the directors of URH as of the Effective Time.

            WHEREAS, URH and Mergeco are newly formed corporations organized for the purpose of participating in the transactions herein contemplated.

            WHEREAS, the Company desires to create a new holding company structure by merging Mergeco with and into the Company with the Company being the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"), and converting each outstanding share of Company Common Stock into one share of URH Common Stock, all in accordance with the terms of this Agreement.

            WHEREAS, the Boards of Directors of URH, Mergeco and the Company have approved this Agreement and the merger of Mergeco with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the "Merger").

            NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, URH and Mergeco hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

            Section 1.1 The Merger. In accordance with Section 251(g) of the DGCL and subject to and upon the terms and conditions of this Agreement, Mergeco shall, at the Effective Time, be merged with and into the Company, the separate corporate existence of Mergeco shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving


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Corporation." At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

            Section 1.2 Effective Time. The Merger shall become effective upon the filing, on or after the date hereof and on or before August 5, 1998, of a copy of this Agreement with the Secretary of State of the State of Delaware (the time of such filing being referred to herein as the "Effective Time").

            Section 1.3 Amended and Restated Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law; provided, however, that, from and after the Effective Time:

            (a) Article I thereof shall be amended so as to read in its entirety as follows:

            "The name of the Corporation is United Rentals (North America),
Inc."

            (b) Article III thereof shall be amended so as to read in its entirety as follows:

            "The aggregate number of shares which the Corporation shall have authority to issue shall be three thousand (3,000), consisting of three thousand (3,000) shares of Common Stock, par value $0.01 per share."

            (c) A new Article XI shall be added thereto which shall be and read in its entirety as follows:

            "Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this certificate of incorporation the approval of the stockholders of the Corporation shall, by virtue of this reference to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of United Rentals, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the


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State of Delaware and/or the certificate of incorporation of this Corporation."

            Section 1.4 By-laws. From and after the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

            Section 1.5 Directors. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the By-laws of the Surviving Corporation or as otherwise provided by law.

            Section 1.6 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the By-laws of the Surviving Corporation or as otherwise provided by law.

            Section 1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Mergeco or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Mergeco and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Mergeco and the Company or otherwise, all such other actions


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and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

            Section 1.8 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of URH, Mergeco, the Company or the holder of any of the following securities:

            (a) Each issued and outstanding share of URH Common Stock owned of record by the Company immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor and shall cease to exist and no Company Common Stock or other consideration shall be delivered in exchange for any such URH Common Stock.

            (b) Each share or fraction of a share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one, or an equal fraction of one, duly issued, fully paid and nonassessable share of URH Common Stock.

            (c) Each share of common stock, par value $0.01 per share, of Mergeco issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (d) From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.9 herein.

            Section 1.9 No Surrender of Certificates; Stock Transfer Books. At the Effective Time, the designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, of the capital stock of URH, will, in each case, be identical with those of the Company immediately prior to the Effective Time. Accordingly, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding


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certificate that, immediately prior to the Effective Time, evidenced Company
Common Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of URH Common Stock.

            Section 1.10 Certificate of Incorporation of URH. The Company hereby consents to the use of the name "United Rentals, Inc." by URH from and after the Effective Time. URH shall, at the Effective Time or immediately thereafter, file an Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware changing the corporate name of URH to "United Rentals, Inc."

                                   ARTICLE II
                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

            Section 2.1 Assumption of Plan. URH and the Company hereby agree that they will, at the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which URH will, from and after the Effective Time, assume and agree to perform all obligations of the Company pursuant to (x) the Company's 1997 Stock Option Plan (the "Plan").

            Section 2.2 Reservation of Shares. On or prior to the Effective Time, URH will reserve sufficient shares of URH Common Stock to provide for the issuance of URH Common Stock upon exercise of options outstanding under the Plan, exercise of all outstanding warrants, in connection with the acquisitions of U.S. Rentals, Inc., Rental Tools and Equipment Co. International, Inc., McClinch, Inc., McClinch Equipment Services, Inc. and Grey Fox Equipment, Inc., and in connection with the 7.0% convertible notes due October 2002.


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                                   ARTICLE III
                              CONDITIONS OF MERGER

            Section 3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto at or prior to the Effective Time of each of the following conditions:

            (a) The URH Common Stock to be issued pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

            (b) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

            (c) Weil, Gotshal & Manges LLP, special tax counsel to the Company, shall not have withdrawn its opinion that holders of the Company Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the Merger.

                                   ARTICLE IV
                                    COVENANTS

            Section 4.1 Election of Directors. Prior to the Effective Time, the Company, in its capacity as the sole stockholder of URH, will, if necessary to comply with Section 251(g) of the DGCL, remove each of the then directors of URH, cause the board of directors of URH to effect such amendments to the bylaws of URH as are necessary to increase the number of directors of URH to equal the number of directors of the Company immediately prior to the Effective Time, and elect each person who is then a member of the board of directors of the Company as a director of URH, each of whom shall serve until the next annual meeting of stockholders of URH and until his successor shall have been elected and qualified.


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            Section 4.2 Listing of URH Common Stock. URH will use its best efforts to obtain, at or before the Effective Time, authorization to list, upon official notice of issuance, on the New York Stock Exchange URH Common Stock issuable pursuant to the Merger.

            Section 4.3 The Plan. The Company and URH will take or cause to be taken all actions necessary or desirable in order for URH to assume the Plan and to assume (or become a participating employer in) each other existing employee benefit plan and agreement of the Company, with or without amendments, or to adopt comparable plans, all to the extent deemed appropriate by the Company and URH and permitted under applicable law.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

            Section 5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, the Board of Directors of URH or the Board of Directors of Mergeco if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company, URH or Mergeco nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

            Section 5.2 Amendment. This Agreement may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement to the fullest extent permitted by law.


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                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

            Section 6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

            Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

            Section 6.3 Entire Agreement. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.


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            IN WITNESS WHEREOF, URH, Mergeco and the Company have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    UNITED RENTALS, INC.


                                    By:  /s/ Sandra E. Welwood
                                         --------------------------------
                                         Name:  Sandra E. Welwood
                                         Title: Vice President

                                    UNITED RENTALS HOLDINGS, INC.


                                    By:  /s/ Sandra E. Welwood
                                         --------------------------------
                                         Name:  Sandra E. Welwood
                                         Title: Vice President

                                    UNITED RENTALS MERGER CO., INC.


                                    By:  /s/ Sandra E. Welwood
                                         --------------------------------
                                         Name:  Sandra E. Welwood
                                         Title: Vice President


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                          CERTIFICATE OF THE SECRETARY
                                       OF
                         UNITED RENTALS MERGER CO., INC.

            I, John N. Milne, the Secretary of United Rentals Merger Co., Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the Vice President under the corporate seal of said corporation, was duly approved and adopted by written consent of the sole shareholder of United Rentals Merger Co., Inc. on August 5, 1998.

            Witness my hand and seal of said United Rentals Merger Co., Inc. on August 5, 1998.

                                         /s/ John N. Milne
                                         --------------------------------
                                         Name:  John N. Milne
                                                Secretary


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                             CERTIFICATE OF THE SECRETARY
                                          OF
                                 UNITED RENTALS, INC.

            I, John N. Milne, the Secretary of United Rentals, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached has been adopted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware and that the conditions of the first sentence of such subsection have been met.

            Witness my hand and seal of said United Rentals, Inc. on August 5, 1998.

                                         /s/ John N. Milne
                                         --------------------------------
                                         Name:  John N. Milne
                                                Secretary


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